Certification under Rule 466

The depositary, JPMorgan Chase Bank, N.A., represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (Japan Airlines System Corporation 333-101015) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

JPMORGAN CHASE BANK, N.A., as Depositary

By	/s/Joseph M. Leinhauser
Name: Joseph M. Leinhauser
Title: Vice President